UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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NVE Corporation
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11409 Valley View Road Eden Prairie, MN 55344-3617 www.nve.com

Fellow Shareholders:

Research investments are beginning to pay off as sales increased for the second consecutive year, driving increased profits, record cash flow, and supporting significant dividends.

Innovative New Products
An 11% increase in R&D expense supported our growth strategy of new products for the fast-growing Internet of Things. Our development strategy is smaller, smarter, lower-power products. Launches the past year included products billed as the world’s smallest analog sensors; the world’s most sensitive magnetic switches; high-field sensors; low-power data couplers; plus new angle, rotation, and current sensors.

Saving Lives, Improving Safety, and Exploring New Worlds
In the past year we continued long-term R&D for life-saving medical devices, technologies to make people safer, and components for exploring new worlds. Specifically, we made substantial progress on a U.S. Department of Agriculture grant to develop spintronic sensors for faster detection of food-borne pathogens, with a goal of dramatically improving food safety. We completed R&D contracts for the U.S. Army and Navy that may also have long-term commercial potential. And we continued to qualify components for the most demanding applications imaginable, including NASA’s Europa flyby mission.

Investments in Equipment
Closer to home, fixed asset purchases were over $600,000 in fiscal 2018, our largest investment in several years. New production equipment will improve efficiency and support growth.

Stringent Quality Standards
In the past year, our Quality Management System was certified to the rigorous new ISO9001:2015 standard, which will help us reach automotive and other growth markets.

Enhancing Shareholder Value
We continued to aggressively return cash to enhance your shareholder value. Four dollars per share in dividends the past year brought the total cash returned to shareholders in the form of dividends and stock repurchases to more than $70 million in the past five years.

Future Growth
Our investments have uniquely positioned NVE with products and technology. Our vision is to accelerate our growth as we lead a technology revolution.

Sincerely,

Daniel A. Baker
President and Chief Executive Officer

Statements used in this letter that relate to future plans, events, or performance are forward-looking statements that are subject to certain risks and uncertainties including the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-K and other reports filed with the SEC. The Company undertakes no obligation to update forward-looking statements.